Exhibit 99.1

Contacts: David Baggs, Investor Relations 904-359-4812 Bryan Tucker, Corporate Communications 904-239-9685

CSX Corporation Announces New Chief Operating Officer and

Executive Management Changes

JACKSONVILLE, Fla. – October 25, 2017 – CSX Corporation (Nasdaq: CSX) today announced that James M. Foote is joining the company as chief operating officer. Mr. Foote will have responsibility for both operations and sales and marketing and will be based at the company’s headquarters in Jacksonville, Florida.

“CSX is pleased to welcome an experienced railroader who will help continue to drive the company’s transformation” said E. Hunter Harrison, president and chief executive officer. “Jim’s proven track record with Precision Scheduled Railroading will be a significant asset as we continue to drive value for shareholders and customers.”

Foote will take on the responsibilities of Cindy M. Sanborn, executive vice-president and chief operating officer, and Fredrik J. Eliasson, executive vice-president and chief sales and marketing officer, both of whom plan to resign effective November 15 to pursue other interests, but will remain engaged in supporting the transition until early 2018.

Ellen M. Fitzsimmons, executive vice president, law and public affairs, general counsel and corporate secretary, has announced her retirement from CSX, effective November 15. At that time, Nathan D. Goldman, the company’s current vice-president risk compliance and general counsel, will be promoted to executive vice-president, chief legal officer and corporate secretary. Ellen will remain engaged in supporting the transition until early 2018.

Harrison said, “On behalf of the board of directors and all CSX employees, I would also like to sincerely thank Cindy, Fredrik and Ellen for their dedication to the company and wish them well in their future endeavors. These senior leaders will be missed, and their contributions will have a lasting and positive impact on the organization for many years.”

Edward J. Kelly, III, Chairman of the Board, said, “The Board looks forward to welcoming Jim and Nathan in their new roles and wishes to express its thanks to Cindy, Fredrik and Ellen for their tremendous contributions and distinguished CSX careers. Each of them has brought great value to the success, the people and the reputation of CSX, and they will leave CSX well positioned for the next stage.”

About James M. Foote

Mr. Foote has over 40 years of railroad industry experience starting with the Chicago and North Western Railroads then with Canadian National Railway Company as its executive vice-president sales and marketing. Most recently Mr. Foote was president and chief executive officer of Bright Rail Energy. Mr. Foote is a graduate of University of Wisconsin Superior and holds a law degree from the John Marshal Law School.

About CSX

CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For over 190 years, CSX has played a critical role in the nation’s economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation’s population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

More information about CSX Corporation and its subsidiaries is available at www.csx.com and on Facebook (http://www.facebook.com/OfficialCSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.